As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333-90862

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-90862

UNDER

THE SECURITIES ACT OF 1933

BROADCOM CORPORATION

(Exact name of registrant as specified in its charter)

California	33-0480482
(State of Incorporation)	(I.R.S. Employer Identification No.)

5300 California Avenue

Irvine, California 92617

(Address of principal executive offices, including zip code)

Broadcom Corporation 1998 Stock Incentive Plan

Broadcom Corporation 1998 Employee Stock Purchase Plan

Mobilink Telecom, Inc. 1997 Stock Option Plan (as assumed by Broadcom Corporation)

(Full title of the plan)

Arthur Chong, Esq.	Copy to:
Executive Vice President, General Counsel	Joseph M. Yaffe
and Secretary	Skadden, Arps, Slate, Meagher & Flom LLP
5300 California Avenue	525 University Avenue, Suite 1100
Irvine, California 92617	Palo Alto, California 94301
(949) 926-5000	(650) 470-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Broadcom Corporation (the “Company”) previously registered shares of the Company’s Class A common stock, $0.0001 par value per share under the following registration statement (the “Registration Statement”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. The Company is filing this post-effective amendment to the Registration Statement (“Post-Effective Amendment”) to deregister any securities registered and unsold under the Registration Statement and to terminate the Registration Statement. The approximate number of unsold shares is set forth below with respect to the Registration Statement under the column “approximate number of shares deregistered.” Such shares are being removed from registration and the Registration Statements are being terminated because such shares have either now expired, or been terminated, or because they are no longer available for issuance under the referenced plan.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered[1]	Approximate Number of Shares Deregistered[2]
333-90862	6/20/2002	Broadcom Corporation 1998 Stock Incentive Plan	37,439,244 Class A	0

		Broadcom Corporation 1998 Employee Stock Purchase Plan	4,500,000 Class A	0

		Mobilink Telecom, Inc. 1997 Stock Option Plan	2,657,621 Class A	85,369 Class A

[1]	The number of shares originally registered have been adjusted to reflect the 3 for 2 stock split on February 21, 2006.
[2]	A “0” in this column indicates that all shares originally registered under the registration statement were issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 30th day of January, 2013.

BROADCOM CORPORATION

By:	/S/ SCOTT A. MCGREGOR
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with the Registration Statements listed herein above. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statements, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statements, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statements or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SCOTT A. MCGREGOR Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2013

/S/ HENRY SAMUELI, PH.D. Henry Samueli, Ph.D.	Chief Technical Officer and Chairman of the Board	January 30, 2013

/S/ ERIC K. BRANDT Eric K. Brandt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 30, 2013

/S/ ROBERT L. TIRVA Robert L. Tirva	Senior Vice President and Corporate Controller (Principal Accounting Officer)	January 30, 2013

/S/ ROBERT J. FINOCCHIO, JR. Robert J. Finocchio, Jr.	Director	January 30, 2013

/S/ NANCY H. HANDEL Nancy H. Handel	Director	January 30, 2013

/S/ EDDY W. HARTENSTEIN Eddy W. Hartenstein	Director	January 30, 2013

Signature	Title	Date

/S/ MARIA M. KLAWE, PH.D. Maria M. Klawe, Ph.D.	Director	January 30, 2013

/S/ JOHN E. MAJOR John E. Major	Lead Independent Director	January 30, 2013

/S/ WILLIAM T. MORROW William T. Morrow	Director	January 30, 2013

/S/ ROBERT E. SWITZ Robert E. Switz	Director	January 30, 2013

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (included on signature page)